Exhibit 5.1

Realogy Holdings Corp.

One Campus Drive

Parsippany, New Jersey 07054

April 9, 2013

Realogy Holdings Corp.

One Campus Drive

Parsippany, New Jersey 07054

Re: Realogy Holdings Corp. —Registration Statement on Form S-3

Ladies and Gentlemen:

I serve as the Executive Vice President and General Counsel of Realogy Holdings Corp., a Delaware corporation (the “Company”), in which capacity I have provided advice in connection with the shelf registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the sale of shares (the “Shares”) of common stock of the Company, $0.01 par value per share (“Common Stock”), from time to time by certain stockholders of the Company to be identified in one or more prospectus supplements, pursuant to Rule 415 of the General Rules and Regulations (the “Rules and Regulations”) promulgated under the Act. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In rendering the opinions stated herein, I have examined and relied upon the following:

i.	the Registration Statement;

ii.	a specimen certificate representing the Common Stock;

iii.	a copy of the Amended and Restated Certificate of Incorporation of the Company, as currently in effect, as certified by the Secretary of State of the State of Delaware;

iv.	a copy of the Amended and Restated By-laws of the Company, as currently in effect; and

v.	copies of certain resolutions of the Board of Directors of the Company.

I have also examined originals or copies, certified or otherwise, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as I have deemed necessary or appropriate as a basis for the opinions stated below.

In my examination, I have assumed the genuineness of all signatures including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

I have also assumed that (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Shares are offered and sold as contemplated by the Registration Statement, (ii) a prospectus supplement will have been prepared and filed with the Commission identifying the selling stockholders of the Shares and will at all relevant times comply with all applicable laws, (iii) all Shares will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement and (iv) a definitive purchase, underwriting or similar agreement and any other necessary agreement, instrument or document with respect to any Shares will have been duly authorized and validly executed and delivered by the parties thereto.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions stated herein, I am of the opinion that the Shares have been duly authorized by all requisite corporate action on the part of the Company and are validly issued and are fully paid and nonassessable.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the reference to my name and this opinion under the caption “Legal Matters” in the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Marilyn J. Wasser
Marilyn J. Wasser
Executive Vice President and General Counsel